Exhibit 99

Form 4 Joint Filer Information

Name:   Synergy Venture Partners, LLC

Address:   3284 Alpine Road
           Portola Valley, CA 94028

Designated Filer:   Synergy Life Science Partners, L.P.

Issuer & Ticker Symbol:   SafeStitch Medical, Inc. (SFES.OB)

Date of Event Requiring Statement:   09/03/2013

Signature:   /s/ William N. Starling, Jr., Synergy Venture Partners, LLC, as
general partner of Synergy Life Science Partners, L.P.

Name:   Mudit Jain

Address:   3284 Alpine Road
           Portola Valley, CA 94028

Designated Filer:   Synergy Life Science Partners, L.P.

Issuer & Ticker Symbol:   SafeStitch Medical, Inc. (SFES.OB)

Date of Event Requiring Statement:   09/03/2013

Signature:   /s/ Mudit Jain, as manager of Synergy Venture Partners, LLC

Name:   Richard Stack

Address:   3284 Alpine Road
           Portola Valley, CA 94028

Designated Filer:   Synergy Life Science Partners, L.P.

Issuer & Ticker Symbol:   SafeStitch Medical, Inc. (SFES.OB)

Date of Event Requiring Statement:   09/03/2013

Signature:   /s/ Richard Stack, as manager of Synergy Venture Partners, LLC